EXHIBIT 32.2

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Annual Report of PharmaCyte Biotech, Inc. and its subsidiaries (“Company”) on Form 10-K for the year ended April 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (“Report”), the undersigned, Carlos A. Trujillo, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13a-14(b) or 15d-14(b) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 27, 2017	By:	/s/ Carlos A. Trujillo
Name: Carlos A. Trujillo
Title: Chief Financial Officer (Principal Financial and Principal Accounting Officer on behalf of Registrant)

A signed original of this written statement required by Section 906 of the Sarbanes Oxley Act of 2002 has been provided to the Company and will be retained by the Company and will be furnished to the SEC or its staff upon request. This exhibit is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 but is instead furnished as provided by applicable rules of the SEC.